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                                                                  Exhibit (23.0)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Badger Meter, Inc., of our report dated January 31, 1996, included in the 1995 Annual Report to Shareholders of Badger Meter, Inc.

Our audits also included the financial statement schedule of Badger Meter, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-27649, 33-27650, 33-65618, 33-62239 and
33-62241) pertaining to the Badger Meter, Inc. 1989 Stock Option Plan, Badger Meter, Inc. Restricted Stock Plan, Badger Meter, Inc. 1993 Stock Option Plan, Badger Meter, Inc. 1995 Stock Option Plan and Badger Meter, Inc. Employee Savings and Stock Ownership Plan of our report dated January 31, 1996, with respect to the consolidated financial statements and schedule of Badger Meter, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995.




                               Ernst & Young LLP




Milwaukee, Wisconsin
March 25, 1996